EXHIBIT 99.2

CONTACT: Barry H. Bass Chief Financial Officer (301) 986-9200 bbass@first-potomac.com	First Potomac Realty Trust 7200 Wisconsin Avenue Suite 310 Bethesda, MD 20814 www.first-potomac.com

FOR IMMEDIATE RELEASE

FIRST POTOMAC REALTY TRUST ANNOUNCES
FOURTH QUARTER 2003 RESULTS

BETHESDA, MD (February 18, 2004) — First Potomac Realty Trust (NYSE: FPO), a real estate investment trust that acquires and operates industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported fourth quarter and full year 2003 results.

The fourth quarter 2003 results discussed in this earnings release include (i) the results of the First Potomac Predecessor through the closing date of the Company’s initial public offering (“IPO”) on October 28, 2003, and (ii) the Company’s actual results from October 29, 2003, through December 31, 2003. Pro forma fourth quarter results are also presented to provide a supplemental representation of the Company’s operating results. The pro forma presentation reflects the Company’s results as though the IPO and the acquisitions completed during the fourth quarter had all occurred at the beginning of the quarter. The pro forma adjustments include the elimination of certain non-recurring charges associated with the IPO and the proration of various general and administrative costs that were incurred during the fourth quarter. The adjustments are discussed in more detail in the notes to the pro forma financial statements included in this release.

As of December 31, 2003, the Company had used approximately $102 million of the $118 million in net proceeds from the IPO to (i) repay debt, including accrued interest and prepayment fees ($31 million); (ii) acquire joint venture interests held by an institutional partner in four of the Company’s properties ($11 million); and (iii) acquire four additional properties ($60 million). The Company subsequently repaid an additional $7 million of debt and intends to use the remaining proceeds for general corporate and working capital purposes, including possible future acquisitions.

The combined net loss for the Company and the First Potomac Predecessor for the fourth quarter of 2003 was $6.3 million compared to a net loss of $0.8 million for the fourth quarter of 2002. The historical combined net loss for the First Potomac Predecessor for the twelve months ended December 31, 2003 was $10.1 million compared to a net loss of $6.1 million for the twelve months ended December 31, 2002.

For the three months ended December 31, 2003, the Company’s pro forma funds from operations were $2.5 million, or $0.25 per fully diluted share. Funds from operations represents net income (loss) before minority interest (computed in accordance with generally accepted accounting principles), including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company’s pro forma funds from operations calculations are reconciled to net income in the Company’s Pro Forma Condensed Consolidated Statement of Operations included below. The Company’s pro forma net income for the three months ended December 31, 2003, was $0.1 million, or $0.01 per fully diluted share.

Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust stated, “Our top priority for 2004 is to continue building a portfolio that offers our shareholders a strong foundation for long-term growth. The fourth quarter was an important first step in that building process. The completion of our IPO and its related transactions, the acquisition of four properties, a new $50 million credit facility and a successful leasing effort were our most notable highlights of the quarter.”

The Company’s pre-IPO portfolio was 94% leased at the end of 2003 compared to 92% leased at the end of 2002. A breakout of the Company’s assets as well as additional information regarding the Company’s results of operations can be found in the Company’s Fourth Quarter 2003 Supplemental Financial Report, which is posted on the Company’s website (www.first-potomac.com).

Acquisitions

The Company acquired four properties subsequent to the IPO. Details of each acquisition are summarized as follows:

					Percent Leased	Contractual
Property	Location	Acquisition Date	Property Type	Square Feet	at 12/31/03	Purchase Price
Virginia Center	Glen Allen, VA	10/29/03	Flex	119,672	63%	$9,525,000
Interstate Plaza	Alexandria, VA	12/01/03	Single-tenant industrial	107,320	100%	$12,000,000[1]
Alexandria Corporate Park	Alexandria, VA	12/23/03	Multi-tenant industrial	278,000	68%	$40,000,000
6251 Ammendale Road	Beltsville, MD	12/24/03	Flex	87,000	38%	$6,100,000

[1]	Includes an $8.6 million mortgage loan, fair valued at $9.1 million, which the Company assumed with the acquisition of Interstate Plaza. The mortgage bears interest at 7.45 percent. The Company has the option to prepay the loan in full without penalty on January 1, 2007.

Other Transactions

Fleet Credit Agreement — On December 31, 2003, the Company entered into a $50 million Secured Revolving Credit Agreement with Fleet National Bank as managing administrative agent. The facility has a three-year term with a one-year extension option. The Company has the option to increase the facility by up to an additional $50 million prior to December 31, 2005. Availability under the facility is based upon the value of unencumbered assets that the Company pledges to secure the facility. The Company expects Alexandria Corporate Park and Virginia Center to be the first assets pledged as security. Borrowings under the facility bear interest at LIBOR plus 190 to 250 basis points. The exact interest rate payable under the facility depends upon the ratio of the Company’s total indebtedness to the Company’s total asset value. Based upon the terms of the facility, this ratio cannot exceed 65%. The Company intends to use the facility to, among other things, finance the acquisition of properties, fund tenant improvements and capital expenditures and provide working capital for other corporate purposes.

Rumsey/Snowden Loan Refinancing — As outlined in the Company’s IPO Prospectus, the Company originally anticipated retiring the $22 million first mortgage loan encumbering its Rumsey and Snowden properties with proceeds from the IPO. Subsequent to the IPO the Company was able to negotiate a $7 million paydown of the loan and a reduction in the loan’s interest rate. On January 30, 2004, the Company completed this restructuring, which reduced the loan’s balance to $15 million, extended the loan’s maturity date by one year and reduced the effective interest rate on the loan from 4.57% to 3.47% (by reducing the LIBOR floor from 2.0% to 1.1% and reducing the spread over LIBOR from 257 basis points to 235 basis points). The Company incurred no prepayment penalties for this transaction.

Earnings and FFO Guidance

The Company anticipates 2004 funds from operations to be in the range of $1.40 to $1.60 per fully diluted share. Net income for 2004 is estimated to be between $0.23 and $0.34 per fully diluted share. For the first quarter ending March 31, 2004, the Company anticipates funds from operations to be in the range of $0.23 to $0.25 per fully diluted share and net income (loss) to be in the range of ($0.01) to $0.01 per fully diluted share, both after an approximately $0.02 per share non-cash charge for the write-off of deferred financing costs associated with the Rumsey/Snowden loan restructuring. The Company anticipates that approximately 75% to 80% of its funds from operations will be distributed as dividends.

Barry H. Bass, the Company’s chief financial officer, commented, “We expect to achieve our goal of $150 million in post-IPO acquisitions by June 30, 2004. While the timing and nature of these acquisitions will affect where we are in our FFO guidance range, we expect our quarterly FFO run rate after these acquisitions are completed to be in the range of $0.40 to $0.45 per share.”

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Investor Conference Call and Webcast

First Potomac Realty Trust will host a conference call on Thursday, February 19, 2004, at 11:00 a.m. EST to discuss fourth quarter results and its guidance for 2004. The number to call for this interactive teleconference is (617) 786-2962. A replay of the conference call will be available through February 26, 2004, by dialing (617) 801-6888 and entering the confirmation number, 23659822.

The Company will also provide an online Web simulcast and rebroadcast of its 2003 fourth quarter conference call. The live broadcast of the call can be accessed from the Investor Info page of First Potomac’s web site, www.first-potomac.com, as well as www.streetevents.com and www.fulldisclosure.com on February 19, 2004, beginning at 11:00a.m. EST. The online replay will follow shortly after the call and continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that acquires and operates industrial and flex properties in the Washington, D.C. metropolitan area and other markets in Virginia and Maryland. The Company owns a 36-building portfolio totaling approximately 2.9 million square feet. The Company’s largest tenant is the U.S. Government, which leases approximately 525,000 square feet in the Company’s properties under fourteen leases.

Forward Looking Statements

The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions; and other risks detailed in the prospectus included in the Company’s Form S-11 Registration Statement and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
AND FIRST POTOMAC PREDECESSOR
Condensed and Consolidated Combined Statements of Operations
Three and Twelve Months Ended December 31, 2003 and 2002

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Revenues:
Rental income	$4,759,072	$3,617,450	$15,341,194	$9,844,553
Tenant reimbursements	836,660	44,643	3,021,575	1,668,721

	5,595,732	3,662,093	18,362,769	11,513,274

Operating expenses:
Property operating	1,209,301	729,864	3,338,647	1,778,971
Real estate taxes and insurance	532,983	395,125	1,573,812	1,098,457
General and administrative	2,757,910	611,372	4,306,466	2,077,077
Depreciation and amortization	1,743,061	993,291	5,128,079	2,639,058

	6,243,255	2,729,652	14,347,004	7,593,563

Operating Income	(647,523)	932,441	(4,015,765)	3,919,711
Other expenses (income):
Interest and other income	(184,016)	(606,010)	(221,626)	(624,951)
Interest expense	2,414,566	3,631,447	11,074,922	8,431,981
Equity in earnings of investees	(17,116)	114,786	46,953	114,786
Loss from early retirement of debt	4,566,782	423,194	4,566,782	423,194

	6,780,216	3,563,417	15,467,031	8,345,010
Minority interest	(1,102,497)	(1,880,559)	(1,308,038)	1,700,232

Net Loss	$(6,325,242)	$(750,417)	$(10,143,228)	$(6,125,531)

Basis of presentation:

The audited Condensed and Consolidated Combined Statement of Operations of the Company and First Potomac Predecessor for the three and twelve months ended December 31, 2003, are based on the Combined Historical Statements of Operations of the First Potomac Predecessor, the designation for the entities comprising our historical operations prior to October 28, 2003, and the Company’s earnings and activities subsequent to the initial public offering of October 28, 2003. The historical operations include the activities of First Potomac Realty Investment Limited Partnership (our operating partnership), First Potomac Realty Investment Trust, Inc. (the predecessor general partner of our operating partnership) and First Potomac Management, Inc. Further information regarding the Company’s historical operations, organizational structure and formation transactions is discussed in detail in the prospectus included in First Potomac Realty Trust’s Form S-11 Registration Statement.

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FIRST POTOMAC REALTY TRUST
AND FIRST POTOMAC PREDECESSOR
Condensed and Consolidated Combined Balance Sheet
As of December 31, 2003 and 2002

	FIRST POTOMAC REALTY TRUST	FIRST POTOMAC PREDECESSOR
	Consolidated Balance Sheet	Combined Balance Sheet
	December 31, 2003	December 31, 2002
Assets:
Rental property, net	$208,334,677	$104,635,593
Cash	16,307,508	1,222,400
Escrows and reserves	3,422,473	3,313,248
Accounts and other receivables, net of allowance for doubtful accounts of $144,711 and $0, respectively	575,362	303,395
Accrued straight-line rents	1,805,679	1,475,520
Deferred costs, net	4,943,201	3,394,940
Prepaid expenses and other assets	773,040	139,654
Intangible assets, net	9,723,735	1,435,678
Investment in real estate entities	—	10,671,994

Total assets	$245,885,675	$126,592,422

Liabilities:
Accounts payable and accrued expenses	$1,630,991	$390,639
Accrued interest	151,861	2,382,065
Rents received in advance	801,640	238,434
Tenant security deposits	1,025,645	552,123
Mortgage loans and other debt	127,840,126	123,937,710
Other liabilities	803,428	—

Total liabilities	132,253,691	127,500,971
Minority Interest	19,866,928	416,014
Shareholders’ deficit:
Common stock, $0.001 par value, 100,000,000 shares authorized: 8,634,000 and 2,000 shares issued and outstanding, respectively	8,634	20
Additional paid-in capital	117,525,630	1,980
Deficit	(23,769,208)	(3,925,549)

Total shareholders’ equity (deficit)	93,765,056	(3,923,549)
Partners’ capital	—	2,598,986

Total liabilities, shareholders’ equity and partners’ capital	$245,885,675	$126,592,422

Basis of presentation:

The Consolidated Balance Sheet of the First Potomac Predecessor as of December 31, 2002 has been derived from the historical combined balance sheet data of First Potomac Realty Investment Limited Partnership (our operating partnership), First Potomac Realty Investment Trust, Inc. (the predecessor general partner of our operating partnership) and First Potomac Management, Inc. Further information regarding the Company’s historical operations, organizational structure and formation transactions is discussed in detail in the prospectus included in First Potomac Realty Trust’s Form S-11 Registration Statement.

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FIRST POTOMAC REALTY TRUST
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the three months ended December 31, 2003

	First Potomac
	Realty Trust and	IPO Transactions,
	First Potomac	Charges and	Interstate Plaza	Alexandria Corp
	Predecessor Actual	Prorated G&A	and Virginia Center	Park and Ammendale	Pro Forma Results
Revenues
Rental revenues	$4,759,072	$391,703	$286,330	$1,133,243	$6,570,348
Tenant reimbursements	836,660	82,270	8,031	101,597	1,028,558

Total revenue	5,595,732	473,973	294,361	1,234,840	7,598,906
Operating expenses
Property operating	1,209,301	17,483	34,355	228,120	1,489,259
Real estate taxes & insurance	532,983	52,464	29,874	79,704	695,025
General & administrative	2,757,910	(1,930,497)	—	—	827,413
Depreciation & amortization	1,743,061	156,278	125,714	324,332	2,349,385

Total operating expenses	6,243,255	(1,704,272)	189,943	632,156	5,361,082

Operating income	(647,523)	2,178,245	104,418	602,684	2,237,824
Other expenses (income)
Interest expense	2,414,566	(317,656)	80,584	—	2,177,494
Interest and other income	(184,016)	88,740	(840)	—	(96,116)
Equity in earnings	(17,116)	17,116	—	—	—
Loss on early retirement of debt	4,566,782	(4,566,782)	—	—	—

Total other expenses	6,780,216	(4,778,582)	79,744	—	2,081,378
Minority interests	(1,102,497)	1,037,072	3,430	83,773	21,777

Net Income (loss)	$(6,325,242)	$5,919,755	$21,244	$518,911	$134,669

Minority interest	—	—	—	—	21,777
Depreciation and amortization	—	—	—	—	2,349,385

Funds from operations [1]	—	—	—	—	$2,505,831

Pro forma basic earnings per share[2]	—	—	—	—	$0.02
Pro forma fully diluted earnings per share[2]	—	—	—	—	$0.02
Weighted average common shares outstanding — basic EPS	—	—	—	—	8,634,000
Weighted average common shares outstanding — fully diluted EPS	—	—	—	—	8,698,080
Pro forma basic FFO per share[2]	—	—	—	—	$0.25
Pro forma fully diluted FFO per share[2]	—	—	—	—	$0.25
Weighted average common shares and units outstanding — basic FFO					10,030,523
Weighted average common shares and units outstanding — fully diluted FFO					10,094,603

[1]	As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with GAAP), including gains (or losses) from debt restructuring and excluding gain on sale of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a more meaningful and accurate indication of our performance. FFO should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.

[2]	Pro forma basic and diluted earnings per share are computed based on common shares outstanding from October 1, 2003, through December 31, 2003 and the dilutive effect of stock options. The calculation of FFO per share includes operating partnership units held by minority interests.

Basis of presentation:

The Pro Forma Statements of Operations for the three months ended December 31, 2003, are based on the Company’s and the Company’s pre-IPO predecessor operations for the three months ended December 31, 2003, and assumes all of the following:

•	Full quarter impact for fourth quarter acquisitions of Alexandria Corporate Park, Ammendale, Interstate Plaza and Virginia Center;

•	Full quarter impact for acquisition of remaining ownership interests in six properties that were previously owned in part by various joint venture interests and were acquired upon completion of the IPO;

•	Elimination of $4.6 million of non-recurring prepayment penalties and direct write-off of unamortized debt costs associated with the repayment of approximately $36.0 million in debt;

•	Elimination of interest expense associated with $36.0 million of debt paid off in the fourth quarter;

•	Termination charge of $1.4 million related to the acquisition of FPM Management, LLC’s in-place workforce and extinguishment of the acquired property management agreements; and

•	Proration of various general and administrative expenses fully recorded in fourth quarter 2003 that would normally be allocated ratably throughout the Company’s fiscal year. These expenses include compensation costs, trustee fees and other routine costs that would be allocated across four quarters.

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